RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Bradley S. Vizi
Pennsauken, NJ 08109	info@rcmt.com	Executive Chairman
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

Rocco Campanelli Retires; To be Consultant to Company

Bradley S. Vizi Becomes Executive Chairman of the Board

Company Names Division Presidents to Lead its Three Businesses

Pennsauken, NJ – June 4, 2018 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced engineering, information technology and specialty health care services, today announced a leadership change for the Company.

Rocco Campanelli, President and CEO of RCM Technologies, Inc., has retired effective June 1, 2018. He will continue to assist the Company as an advisor and consultant to ensure an effective management transition while working as a key liaison with customers and offering assistance in business development activities.

As a result of Mr. Campanelli's retirement, Bradley S. Vizi has been elected by the Board to become the Company's Executive Chairman.

Mr. Vizi has served as the Company's Chairman of the Board since September 1, 2015 and has been a member of the Board since December 2013.  Mr. Vizi founded Legion Partners Management, Inc. in 2010 and Legion Partners Asset Management, LLC in 2012, where he served as Managing Director and Portfolio Manager until October 2017.  Mr. Vizi is also a member of the Board of Directors at L.B. Foster (NASDAQ: FSTR).

Mr. Vizi commented: "We thank Rocco for his 23 years of service with RCM, the last four as CEO. We appreciate his contributions over the years and are pleased he will be available as a special advisor/consultant to me and the senior management team."

Mr. Vizi announced that the Company's three operating businesses will now be led by a Division President, each of whom will report directly to him:

•	Frank Petraglia, formerly Senior Vice President, Energy Services, will become Division President -- Engineering Services.
•	Michael Saks, formerly Senior Vice President, Health Care Services, will become Division President -- Health Care Services.
•	Michael Boyle, formerly Senior Vice President, Information Technology, will become Division President -- Information Technology Services.

Kevin Miller, the Company's Chief Financial Officer, will also report to the Executive Chairman.

"The change in leadership structure is designed to better position the Company to serve its diverse clients. It is not expected to change day-to-day operations," commented Mr. Vizi. "We are excited about the progress of our division leaders and the Board believes the announced restructuring of management will position the Company to accelerate growth and maximize long-term value for shareholders."

Mr. Campanelli added: "I'm proud of our accomplishments at RCM.  I look forward to continuing to support RCM as a consultant going forward."

Roger H. Ballou, a current member of the Board, will serve as the Board's Lead Independent Director.

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services.  RCM is an innovative leader in the delivery of these solutions to commercial and government sectors.  RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM's offices are located in major metropolitan centers throughout North America.  Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements.  These statements often include words such as "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe," "plan," "seek," "could," "can," "should," "are confident" or similar expressions.  In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances.  Forward-looking statements include, but are not limited to, those relating to the changes in the leadership structure of the Company and its effects on the Company's operations going forward.  Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements.  Risk, uncertainties and other factors may emerge from time to time that could cause the Company's actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.